                                                                    Exhibit 99.1




FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2003 RESULTS

     - GROWTH IN NET SALES REACHES 9.7 PERCENT IN FOURTH QUARTER AND 9.3 PERCENT FOR THE FULL YEAR

     - DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS WERE 2 CENTS IN FOURTH QUARTER, AND 27 CENTS FOR 2003, IN LINE WITH EXPECTATIONS

     -   MARKET SHARE GAINS DRIVE RETAIL PERFORMANCE

     -   DEBT REDUCTION IN FOURTH QUARTER REFLECTS IMPROVED INVENTORY TURNS


         CLEVELAND, Ohio, February 19, 2004 - Lamson & Sessions (NYSE:LMS) today reported strong net sales of $82.1 million in the fourth quarter of 2003, reflecting growth of 9.7 percent compared with $74.8 million in the fourth quarter of 2002. For the full year, net sales grew 9.3 percent, to $343.8 million in 2003, from $314.5 million in 2002. Retail market strength is primarily responsible for the growth in both periods as Lamson's high customer fill rates supported consumer spending activity for home rehabilitation projects.

         Net loss for the fourth quarter of 2003 was $2.4 million, or 18 cents per diluted share, which amount includes a discontinued operations charge of $2.7 million, net of tax. Income from continuing operations, before the charge, was $293,000, or 2 cents per diluted share. The discontinued operations charge relates to a contingent liability for certain post-retirement medical and life insurance benefits for employees of a former subsidiary sold in 1988. The Company previously estimated that the charge would be in the $4 million to $5 million range, but based on additional facts, the amount of the charge was determined to be $2.7 million. Net income for the fourth quarter of 2002 was $780,000, or 6 cents per diluted share.

         Net income for the year was $1.0 million, or 7 cents per diluted share, after the discontinued operations charge. Income from continuing operations, before the charge, totaled $3.7 million, or 27 cents per diluted share. In 2002, the Company reported a net loss of $41.2 million, or $2.99 per diluted share, including a charge of $46.3 million, or $3.36 per diluted share, representing the cumulative effect of a change in accounting principle related to the implementation of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Excluding this charge, the Company reported net income of $5.0 million, or 36 cents per diluted share in 2002.

         While net sales grew in the fourth quarter and full year, gross margin was lower due to the very competitive pricing conditions in the Company's PVC Pipe business segment. Higher raw material costs were incurred, reflecting the increasing cost of the feedstocks for polyvinyl chloride (PVC) resin, one of the Company's main raw materials. The Company was unable to fully recover these higher raw material costs due to the continuing weak demand levels for pipe products in its key markets of commercial and industrial construction and telecom infrastructure construction. These market conditions weakened in the fourth quarter of 2003 and, along with weather conditions, resulted in unplanned or extended operating plant shutdowns in the last half of the quarter.

         The Carlon business segment experienced net sales growth of 9.7 percent in the fourth quarter, which accounted for most of this segment's 3.4 percent net sales growth for the year. However, the same aggressive price competition similar to that seen by the PVC Pipe segment resulted in lower margins, particularly in the Company's extruded products for the telecom market.

         Lamson Home Products experienced extremely strong net sales growth in the fourth quarter and the full year. For the quarter, net sales were $25.0 million, an increase of 28.2 percent compared with the fourth quarter of 2002. For the full year, net sales were $84.9 million, an increase of 18.7 percent compared with the prior year. This performance reflects market share gains at its two largest customers during the year as well as the strength of consumer spending in this key retail market. Operating income growth of 26.3 percent in the fourth quarter, and 33.3 percent for all of 2003, reflects the Company's ability to add volume without increasing fixed costs, in addition to product mix improvements, which increased the level of higher-margin product sales in the overall sales mix of this segment.

         Operating expenses in the fourth quarter of 2003 were 12.7 percent of net sales and remained in line with prior quarters of 2003 and the fourth quarter of 2002. For the full year, operating expenses decreased by $0.6 million, compared with 2002, despite the net sales growth of 9.3 percent. Reduced bad debt and incentive compensation expense offset increases in employee benefit costs during the year.

         Working capital efficiency improved as the Company's accounts receivable days outstanding fell to 49.8 days in 2003 from 52.7 days in 2002. In addition, the Company's inventory investment was lowered to $30.1 million in 2003, from $32.2 million in 2002, reflecting improved turns in 2003 of 7.4 times versus 6.5 times in 2002. Improved bin accuracy in the Company's distribution centers helped us to improve sales order fill rates without additional inventory investment.

         Operating cash flow of $9.7 million was lower than anticipated due to timing differences as the Company's fiscal year ended on January 3, 2004. Long-term debt was reduced by $1.4 million during the year, and the Company's leverage ratio was reduced as well.

         For 2004, the Company anticipates that the housing, construction and rehabilitation markets will remain very strong as interest rates remain low and consumer spending remains stable. In addition, the Company expects to see the start of improved conditions in commercial, industrial and telecom construction activity in the second half of 2004. The Company expects raw material costs will continue to rise, and the Company expects to recover its costs if market demand increases and plant capacity utilization improves. Based on these

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

expectations, the Company anticipates net sales growth of 6 percent to 8 percent in 2004, with net earnings per diluted share for continuing operations increasing 25 percent to 30 percent to a range of 34 to 38 cents.

Conference Call:
----------------
         A live Internet broadcast of the Company's conference call regarding its fourth-quarter and full-year financial performance can be accessed via the Investor Relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Thursday, February 19, 2004.

         Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

         This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (iv) the continued availability and reasonable terms of bank financing, and (v) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.

FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557


                                     3 of 7

                            THE LAMSON & SESSION CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                     FOURTH QUARTER ENDED                            TWELVE MONTHS ENDED
                                                ----------------------------------------   ----------------------------------------
                                                   2003                2002                   2003                2002
                                                -----------         -----------            -----------         -----------

NET SALES                                         $ 82,067  100.0%    $ 74,813   100.0%     $ 343,835  100.0%   $ 314,475   100.0%

COST OF PRODUCTS SOLD                               69,142   84.3%      62,041    82.9%       286,300   83.3%     252,499    80.3%
                                                -----------         -----------            -----------         -----------

GROSS PROFIT                                        12,925   15.7%      12,772    17.1%        57,535   16.7%      61,976    19.7%

OPERATING EXPENSES                                  10,444   12.7%       9,518    12.7%        42,877   12.4%      43,467    13.8%
                                                -----------         -----------            -----------         -----------

OPERATING INCOME                                     2,481    3.0%       3,254     4.4%        14,658    4.3%      18,509     5.9%

INTEREST                                             2,095    2.6%       1,716     2.3%         8,527    2.5%       9,583     3.1%
                                                -----------         -----------            -----------         -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES AND CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                       386    0.4%       1,538     2.1%         6,131    1.8%       8,926     2.8%

INCOME TAX PROVISION                                    93    0.1%         758     1.1%         2,391    0.7%       3,900     1.2%
                                                -----------         -----------            -----------         -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
  CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                                 293    0.3%         780     1.0%         3,740    1.1%       5,026     1.6%

LOSS FROM DISCONTINUED OPERATIONS, NET OF
  INCOME TAX OF $1,750                              (2,738)  -3.3%           -     0.0%        (2,738)  -0.8%           -     0.0%
                                                -----------         -----------            -----------         -----------

(LOSS) INCOME BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                    (2,445)  -3.0%         780     1.0%         1,002    0.3%       5,026     1.6%

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF INCOME TAX OF $13,750                -    0.0%           -     0.0%             -    0.0%     (46,250)  -14.7%
                                                -----------         -----------            -----------         -----------

NET (LOSS) INCOME                                 $ (2,445)  -3.0%    $    780     1.0%     $   1,002    0.3%   $ (41,224)  -13.1%
                                                ===========         ===========            ===========         ===========


BASIC (LOSS) EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS               $   0.02            $   0.06              $    0.27           $    0.36

LOSS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                         (0.20)                  -                  (0.20)                  -

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                  -                   -                      -               (3.36)
                                                -----------         -----------            -----------         -----------

NET (LOSS)  EARNINGS                              $  (0.18)           $   0.06              $    0.07           $   (2.99)
                                                ===========         ===========            ===========         ===========

AVERAGE SHARES OUTSTANDING                          13,786              13,778                 13,785              13,778
                                                ===========         ===========            ===========         ===========


DILUTED (LOSS) EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS               $   0.02            $   0.06              $    0.27           $    0.36

LOSS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                         (0.20)                  -                  (0.20)                  -

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                  -                   -                      -               (3.36)
                                                -----------         -----------            -----------         -----------

NET (LOSS) EARNINGS                               $  (0.18)           $   0.06              $    0.07           $   (2.99)
                                                ===========         ===========            ===========         ===========

DILUTED AVERAGE SHARES OUTSTANDING                  13,786              13,778                 13,894              13,778
                                                ===========         ===========            ===========         ===========

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
                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                               YEAR ENDED           YEAR ENDED
                                            JANUARY 3, 2004      DECEMBER 28, 2002
                                            ---------------      -----------------

ACCOUNTS RECEIVABLE, NET                        $ 38,196             $ 36,686

INVENTORIES, NET                                  30,143               32,230

OTHER CURRENT ASSETS                              13,038               15,848

PROPERTY, PLANT AND EQUIPMENT, NET                51,326               51,749

GOODWILL                                          21,519               21,558

PENSION ASSETS                                    30,016               30,882

OTHER ASSETS                                      24,075               24,752
                                                --------             --------

TOTAL ASSETS                                    $208,313             $213,705
                                                ========             ========


ACCOUNTS PAYABLE                                $ 16,928             $ 21,209

OTHER CURRENT LIABILITIES                         40,098               42,903

LONG-TERM DEBT                                    82,990               84,350

OTHER LONG-TERM LIABILITIES                       29,782               29,067

SHAREHOLDERS' EQUITY                              38,515               36,176
                                                --------             --------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY        $208,313             $213,705
                                                ========             ========


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
                           THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (IN THOUSANDS)

                                                                   TWELVE MONTHS ENDED
                                                                 ------------------------
                                                                   2003          2002
                                                                 ----------   -----------
OPERATING ACTIVITIES
    NET INCOME (LOSS)                                              $ 1,002     $ (41,224)
    ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO CASH
      PROVIDED BY OPERATING ACTIVITIES:
      LOSS FROM DISCONTINUED OPERATIONS                              2,738             -
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                -        46,250
      DEPRECIATION                                                   9,195        10,074
      AMORTIZATION                                                   1,599         1,599
      DEFERRED INCOME TAXES                                          2,280         4,645
      NET CHANGE IN WORKING CAPITAL ACCOUNTS:
        ACCOUNTS RECEIVABLE                                         (1,510)        2,518
        INVENTORIES                                                  2,087         9,853
        PREPAID EXPENSES AND OTHER                                    (689)          610
        ACCOUNTS PAYABLE                                            (4,281)         (766)
        ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES              (2,041)        2,441
      PENSION PLAN CONTRIBUTIONS                                    (1,126)       (6,477)
      OTHER LONG-TERM ITEMS                                            457        (3,003)
                                                                 ----------   -----------
CASH PROVIDED BY OPERATING ACTIVITIES                                9,711        26,520

INVESTING ACTIVITIES
    NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT                 (8,562)       (3,952)
    ACQUISITIONS AND RELATED ITEMS                                    (813)       (1,000)
                                                                 ----------   -----------
CASH USED IN INVESTING ACTIVITIES                                   (9,375)       (4,952)

FINANCING ACTIVITIES
    NET PAYMENTS UNDER SECURED CREDIT AGREEMENT                       (600)      (23,000)
    PROCEEDS FROM REFINANCING                                            -         4,250
    PAYMENT ON OTHER LONG-TERM BORROWINGS                             (772)       (1,487)
    EXERCISE OF STOCK OPTIONS                                            8             -
                                                                 ----------   -----------
CASH USED IN FINANCING ACTIVITIES                                   (1,364)      (20,237)
                                                                 ----------   -----------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                    (1,028)        1,331

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       1,496           165
                                                                 ----------   -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $   468     $   1,496
                                                                 ==========   ===========


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
                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (IN THOUSANDS)

                                          FOURTH QUARTER ENDED             TWELVE MONTHS ENDED
                                     ------------------------------   -----------------------------
                                         2003             2002           2003             2002
                                     -------------    -------------   ------------     ------------
NET SALES
   CARLON                                $ 37,211         $ 33,935      $ 154,090        $ 149,037
   LAMSON HOME PRODUCTS                    25,028           19,517         84,862           71,486
   PVC PIPE                                19,828           21,361        104,883           93,952
                                     -------------    -------------   ------------     ------------
                                         $ 82,067         $ 74,813      $ 343,835        $ 314,475
                                     =============    =============   ============     ============

OPERATING INCOME (LOSS)
   CARLON                                $  1,955         $  2,734      $  11,840        $  14,395
   LAMSON HOME PRODUCTS                     4,222            3,342         13,766           10,324
   PVC PIPE                                (2,295)          (1,502)        (5,119)            (784)
   CORPORATE OFFICE                        (1,401)          (1,320)        (5,829)          (5,426)
                                     -------------    -------------   ------------     ------------
                                         $  2,481         $  3,254      $  14,658        $  18,509
                                     =============    =============   ============     ============

DEPRECIATION AND AMORTIZATION
   CARLON                                $  1,665         $  1,798      $   6,801        $   7,507
   LAMSON HOME PRODUCTS                       436              459          1,722            1,954
   PVC PIPE                                   604              537          2,271            2,212
                                     -------------    -------------   ------------     ------------
                                         $  2,705         $  2,794      $  10,794        $  11,673
                                     =============    =============   ============     ============





   TOTAL ASSETS BY BUSINESS SEGMENT AT JANUARY 3, 2004 AND DECEMBER 28, 2002

                                    JANUARY 3, 2004  DECEMBER 28, 2002
                                    ---------------  -----------------
IDENTIFIABLE ASSETS
   CARLON                                $ 79,900         $ 83,750
   LAMSON HOME PRODUCTS                    30,065           27,222
   PVC PIPE                                34,232           35,862
   CORPORATE OFFICE (INCLUDES CASH,
    DEFERRED TAX, AND PENSION ASSETS)      64,116           66,871
                                     -------------    -------------
                                         $208,313         $213,705
                                     =============    =============





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